Drew Field
                                   Law Offices

534 Pacific Avenue                                                 415/296-9795
San Francisco, CA 94133                                            FAX/434-3441


                                                                  March 31, 2000
Board of Directors
Cornerstone Ministries Investments, Inc.
6035 Atlantic Boulevard, Suite C
Norcross, Georgia 30071-1345

Dear Directors:

         You have requested my opinion as to the legality of the securities being registered by Cornerstone Ministries Investments, Inc. (the Company) under the Securities Act of 1933, as amended (the Act), by filing a registration statement on Form SB-2, relating to the offering of certificates of indebtedness, up to a principal amount of $17,000,000 (the Certificates) and up to 350,000 shares of its common stock (the Shares) as described in the registration statement.

         In connection with your request for my opinion, you have provided me and I have reviewed the Company's Articles of Incorporation, as amended, Bylaws, resolutions of the Board of Directors of the Company concerning the offering, the registration statement and such other corporate documents as I have considered necessary or appropriate for the purposes of this opinion.

         Upon the basis of such examination, it is my opinion that, when the registration statement shall have become effective under the Act, when all required registrations with state securities regulators shall have become effective, and when the Certificates and the Shares shall have been duly issued and delivered to the purchasers against payment of the consideration therefor, the Certificates and the Shares will, when sold, be legally issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as an exhibit to the registration statement.


                                            Very truly yours,

                                            S/Drew Field


                                                                       Exhibit 5